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                                                                  Exhibit 10.111


                       RESIDENTIAL MANAGEMENT AGREEMENT

            THIS RESIDENTIAL MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of the 15th day of July 1987, by and between AVENUE ASSOCIATES LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Owner"), and CROW-WASH1NGTON OFFICE MANAGEMENT COMPANY, INC., a Texas corporation ("Manager").

                              W I T N E S S E T H :

            WHEREAS, Owner is the owner of a parcel of land located on Pennsylvania Avenue, N.W., Washington, D.C. between 7th, 9th and D Streets, N.W. ("Property") and proposes to construct thereon two (2) multi-use structures including retail, residential and commercial space and a parking garage(s) ("Buildings") (the Property and the Buildings being collectively referred to as the "Premises"); and

            WHEREAS, Owner has agreed to appoint Manager as the sole and exclusive managing agent for the residential portion of the Buildings and Manager has agreed to serve as such, all subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing, one Dollar ($1.00), the terms set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and Owner hereby agree as follows:

                                    ARTICLE I

                   ESTABLISHMENT OF MANAGERIAL RESPONSIBILITY

            Section 1.1 Appointment of Manager. Owner hereby appoints Manager, and Manager hereby accepts appointment, on the terms and conditions hereinafter provided, as sole and exclusive Manager of the residential portion of the Premises.

                                  ARTICLE II

                      SERVICES TO BE PERFORMED BY MANAGER

            Section 2.1 Preparation of Annual Budget. (a) Within ninety (90) days after the certificate of occupancy permitting occupancy of the residential portion of either of the Buildings is obtained and on or before every August 1 during the term hereof, Manager shall prepare and deliver to Owner an operating and capital budget in form satisfactory to Owner in preliminary draft form setting forth an itemized statement of the estimated receipts and

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disbursements (capital, operating and other) for the next fiscal year. Such preliminary budget shall include a rent roll for the residential portion of the Buildings, taking into account, without limitation, the general condition of the residential portion of the Premises, rate of completion of any contemplated repairs to the residential portion of the Premises, the then current occupancy level, lease expirations, the physical condition of the residential portion of the Buildings and rentals charged in the competing buildings in the area. Each such preliminary budget shall also include suggested leasing guidelines (including rental rates, terms, parameters for tenant creditworthiness, escalation clauses, remodeling and parking charges, and other pertinent matters) to serve as a basis for negotiating with prospective or renewal residential tenants, a schedule of proposed job descriptions and requirements for any and all independent contractors and employees of Manager serving the residential portion of the Premises, a reasonable estimate of wage rates and all other compensation to be paid such contractors and employees.

            (b) After review and approval by Owner in accordance with Section
2.05 of the Joint Venture Agreenent of Market Square Associates ("Joint Venture Agreement"), Manager shall refine each such preliminary budget into final draft form not later than thirty (30) days after delivery of such preliminary budget; following its approval in final form by Owner, said budget (hereinafter called an "Annual Budget") shall constitute a standard to which Manager shall adhere. Notwithstanding the foregoing, sums shown in the Annual Budget for tenant improvement work are for illustrative purposes only and no sums for tenant improvement work will be spent except on a lease-by-lease basis as approved by Owner. Except with the prior consent, which will not be unreasonably withheld or delayed, of Owner or in the case of emergency repairs Permitted under Section
2.4 hereof, no expense or cost may be incurred or commitment made by Manager in connection with the maintenance, repair or operation of the residential portion of the Premises in excess of ten percent (10%) of each base item and in the aggregate five percent (5%) over the Annual Budget for operating expenses ("Excess Payment"); no overspending of the individual items or the aggregate amount of the Annual Budget for capital expenses is permitted by this Section. The making of any Excess Payment by Manager shall not be in default under this Agreement; provided, however, the amount of such Excess Payment shall be an obligation of Manager and shall not be paid from funds of Owner and Owner shall be under no obligation to reimburse Manager for such expenditures unless such excess Payment is subsequently approved by Owner in its reasonable discretion.

            Section 2.2 Independent Contractors. Pursuant to the Annual Budget, Manager shall investigate, contract with, pay, supervise and discharge any personnel required for the routine maintenance and operation of the residential portion of the Premises on a day-to-day basis, including architects, engineers, accountants, attorneys and others. Such personnel shall in every instance be independent contractors or employees of Manager and shall not be employees of Owner. After any party has been engaged to perform personal or

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professional services for Owner, Manager shall give Owner notice thereof and
Owner may require Manager to terminate the contracts of such persons serving the Premises whom Owner, in its sole discretion, deems unsatisfactory. Except as provided in Section 5.3 below, all salaries, wages and other compensation of personnel contracted with by Manager hereunder shall be paid by Manager from funds of Owner or reimbursed to Manager by Owner pursuant to the terms hereof.

            Section 2.3 Service Contracts. Manager shall make, when necessary, in the name of Owner, contracts for water, electricity, gas, fuel, oil, telephone, vermin extermination, trash removal, janitorial service, landscaping, security service and other necessary services, or such of them as Manager shall deem reasonably advisable, for the residential portion of the Premises, provided each such contract shall be for no longer than a one-year term or shall be cancellable on no more than thirty (30) days notice after one year without penalty. Manager shall also place orders in the name of Owner for such equipment, tools, appliances, materials and supplies as are necessary properly to maintain the residential portion of the Premises, subject to the limitations of the current Annual Budget (as it is subject to the provisions of Section 2.1(b) above) approved by Owner.

            Section 2.4 Maintenance and Repair of Premises. Manager shall cause the residential portion of the Premises to be maintained in accordance with the standards not less than those set forth in Section 2.9(h) below, including (without limitation) the performance of ordinary alterations and improvements, supervision of the installation and removal of tenant improvements, interior and exterior cleaning, painting and decorating, plumbing, carpentry, and such other normal maintenance and repair work as may be desirable, subject to limitations of the current Annual Budget approved by Owner and any other reasonable limitations imposed in writing by Owner in addition to those contained herein. For any one item of repair or replacement, the expense or cost incurred shall not exceed the amount allocated thereto in the current Annual Budget, except as permitted by Section 2.1(b) above and further except that emergency repairs immediately necessary to secure the preservation and safety of the residential portion of the Premises or to avoid the suspension of any service reasonably necessary for the operation of the residential portion of the Premises or to avoid danger to life or property may be made by Manager without such consent or authority contained in the current Annual Budget provided Manager shall first make reasonable attempts to contact Owner. Notwithstanding such authority as to emergency repairs, it is understood and agreed that Manager will confer as soon as possible with Owner regarding every such expenditure. Manager shall assure that any contractor performing work on the residential portion of the Premises maintains insurance satisfactory to Owner and any mortgagee of the residential portion of the Premises, including (but not limited to) workmen's compensation insurance, employers' liability insurance and insurance against liability for injury to persons and property arising out of all of contractors' operations, any subcontractors' operations, and the use of

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owned, non-owned or hired equipment, including automotive equipment in the pursuit of all such operations.

            Section 2.5 Insurance. If requested by Owner, Manager shall supervise the maintenance of insurance for the residential portions of the Premises, with companies and through brokers agreed upon by Owner, of such kind and amounts as Owner shall from time to time be required to carry pursuant to the provisions of applicable agreements with third parties, and of such other kind and amounts as Owner shall from time to time require.

            Section 2.6 Collection of Moneys. Manager shall prepare and deliver all rent bills and other invoices to residential tenants and shall calculate all rent escalations and percentage rents due. Manager shall collect all rent and other charges due from tenants, licensees, concessionaires and any others in consequence of the authorized operation of facilities in the residential portions of the Premises and otherwise due Owner with respect to the residential portion of the Premises. Owner authorizes Manager to request, demand, collect, receive and receipt for all such rent and other charges. With the prior written consent of Owner, Manager may institute legal proceedings and engage legal counsel in the name of Owner for the collection of overdue rents and other charges and for the dispossession of tenants and other persons from the residential portions of the Premises. Owner will be informed as soon as possible respecting any legal action which may be contemplated. Any expense incurred in connection therewith shall be paid by Owner. All moneys collected by Manager shall be forthwith deposited in the Depository Account (defined in SECTION 5.2 below).

            Section 2.7 MANAGER DISBURSEMENTS. Except as otherwise directed by Owner and subject to the limitations of SECTION 2.1(B), Manager shall, from the funds on deposit in the Operating Account (defined in SECTION 5.2 below), cause to be disbursed regularly and punctually amounts due and payable as operating expenses of the residential portions of the Premises authorized to be incurred under the terms of this Agreement, including (without limitation) payment of utility bills, telephone bills, custodial bills, trash removal bills, water and sewer rents, vault charges and leasing commissions, payment (if directed by Owner) prior to delinquency and prior to the addition thereof of interest or penalties of all real property taxes and assessments and other taxes levied or assessed against the residential portions of the Premises, all rents, insurance premiums and other impositions applicable to the residential portions of the Premises. Manager's fees provided for in ARTICLE IV, any reimbursement due to Manager pursuant to
SECTION 5.3, and if requested by Owner, payment of sums due on any mortgage loan affecting the residential protions of the Premises. Manager may also pay sums due on such mortgage loans if permitted by the terms of the Joint Venture Agreement. After disbursement as herein specified, any balance remaining shall be disbured or transferred as generally or specifically directed from time to time by Owner. Manager shall have no obligation to pay any of the aforementioned expenses or costs unless there are sufficent funds in the Operating Account or the funds are supplied to Manager by Owner. In the event that at any time there are insufficient funds on hand to meet such operating expenses, Manager shall promptly notify Owner, which shall supply such funds, and if Manager shall have advanced its own funds to meet such expenses Owner shall promptly reimburse Manager therefor. All checks to Manger for reimbursement of expenses and for Manger's fees and all checks for payment of leasing commissions shall be co-signed by Owner.

            Section 2.8 DISCOUNTS. Manager shall at all times be under a duty to use its best efforts to secure for and credit to Owner any discounts, commissions or rebates obtainable as a result of any purchase of goods or services or as a result of other activities undertaken pursuant to this Agreement unless otherwise directed by Owner.

            Section 2.9 Miscellaneous Duties of Manager.

            (a) Books and Records and Monthly Reports. Manager shall keep all books of account and other records required by Owner, keep vouchers, statements, receipted bills and invoices and all other records in such form as may be required by Owner, covering all collection, disbursements, and other data in connection with the residential portion of the Premises; permit Owner, or any person designated by any general partner in Owner, at any reasonable time, to audit the books, records and accounts of Manager relating to the residential portion of the Premises, and Manager will exhibit such books, records and accounts to any person designated by any general partner in Owner for that purpose, which accounts and records relating to the residential portion of the Premises, including all correspondence and leases, shall be the property of Owner and, upon any termination of the appointment of Manager, shall be surrendered to Owner without charge therefor within ten (10) days after such termination date. As soon as reasonably practicable, and in any event on or before the 15th day of each month during the term of this Agreement, Manager shall render to Owner a detailed written report (hereinafter called the "Monthly Report") covering the operations for the preceding full calendar month. The Monthly Reports shall include designation of all receipts and disbursements during such period (and shall set forth an accurate list of accounts receivable and accounts payable) and moneys retained in the Operating Account as of the last

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day of the preceding calendar month. Such report shall include a copy or facsimile of all notices received from any mortgagee or land lessor with respect to payments made to such mortgagee or land lessor in such preceding calendar month, a brief narrative summary highlighting the past month's operation, a statement setting forth the variances between actual operating results and the budgeted results, and a detailed rent roll (the form of which shall be supplied to Manager by Owner).

            (b) Annual Report. Within sixty (60) days after the end of each fiscal year, Manager shall deliver to Owner a preliminary and unaudited profit and loss statement, balance sheet, and statement of changes in financial position of Owner. Within one hundred twenty (120) days after the end of each fiscal year, Manager shall deliver to Owner an audited profit and loss statement, a balance sheet and a statement of change in financial position of Owner, showing the results of operations of the residential portion of the Premises for that fiscal year, all prepared in accordance with generally accepted accrual basis accounting principles consistently applied. The audit shall be performed by Seidman & Seidman or another firm of independent accountants as Owner may designate. The fees and charges of all accountants shall be an expense of Owner. Manager shall also furnish Owner, within said one hundred twenty-day period, with a detailed list of all accounts receivable and accounts payable as of the end of that fiscal year and with such other information as Owner shall reasonably request. In addition, within thirty (30) days after the end of each of the first three (3) quarters of the fiscal year, Manager shall deliver an unaudited financial statement for the preceding quarter consisting of a balance sheet and a statement of profit and loss.

            (c) Tenant Complaints. Manager shall serve as liaison between Owner and residential tenants and maintain business-like relations with residential tenants, whose service requests shall be received, logged and considered in systematic fashion (in accordance with standards used by the managers of first-class residential projects in Washington, D.C.) in order to show the action taken with respect to each. Complaints of a serious nature (i.e. involving claims in excess of $1,000) shall, after thorough investigation, be reported to Owner with appropriate recommendations. Notwithstadning anything to the contrary set forth in this Agreement, Owner reserves the right to contact its tenants directly, but Owner agrees to exercise this right in such manner so as not to interfere with Manager's performance under this Agreement and to make all such contacts as provided in the Joint Venture Agreement.

            (d) Returns Required by Law. Except when same are legally required to be filed by Owner, Manager shall execute and file punctually, when due, all forms, reports, and returns required by law relating to the employment of personnel and the operation of the residential portion of the Premises, including all property, franchise and other tax returns. If directed in writing by Owner, all of such tax returns shall be reviewed by Seidman & Seidman or such other firm of independent accountants as shall be designated by Owner. Returns shall

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be furnished to Owner in sufficient time that they may be reviewed by Owner and filed without the necessity for extensions of time for filing.

            (e) Compliance with Legal Requirements. Manager shall take such action as may be necessary to comply with any and all orders or requirements affecting the residential portion of the Premises by any federal, state, county, municipal or other authority having jurisdiction thereover, and orders of the board of fire underwriters or other similar bodies, subject to the same limitations contained in Section 2.4 hereof in connection with the making of repairs and alterations. Manager, however, shall not take any such action as long as: (i) Owner is contesting any such order or requirement, (ii) Owner requests Manager not to take such action, and (iii) Owner indemnifies Manager from and against any civil liability incurred by Manager in failing to take such action; provided, however, that if failure to comply with any such order or requirement would or might expose Manager to criminal liability, Manager shall, without approval of Owner, cause the same to be complied with. Manager shall promptly, and in no event later than the close of the next business day following its receipt, give written notice to Owner of any such order or notice of requirements.

            (f) Claims for Tax Abatements and Eminent Domain Awards. When requested by Owner from time to time, Manager shall, without charge or reimbursement, except for out-of-pocket expenses (including attorneys' fees), render advice and assistance to Owner in the negotiation and prosecution of all claims for the abatement of property and other taxes affecting the residential portion of the Premises and for awards for taking by eminent domain affecting the residential portion of the Premises.

            (g) Supervision of Repairs and Alterations. Manager shall supervise the performance of all matters coming within the terms of this Agreement, including direct observation, inspection and supervision of all repairs, decorations, alterations and improvements during the progress thereof and shall make final inspection of the completed work and approve bills for payment. Manager shall obtain the necessary receipts, releases, waivers, discharges and assurances to keep the residential portion of the Premises free from mechanics' and materialmen's liens and other claims.

            (h) Management of Premises. Manager shall, generally, take all actions reasonably necessary to protect and preserve the residential portion of the Premises and to manage and operate the residential portion of the Premises in an efficient first-class manner consistent with similar buildings in the downtown Washington, D.C. market to maximize net operating income and shall, at all times, maintain an organization sufficient to enable it to perform all of its obligations and functions under this Agreement.

            (i) Tenant Improvements. Manager shall supervise tenant finishing work and alterations when new tenants take occupancy in the Building and shall supervise and

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inspect modifications and alterations to existing tenant space when requested for and paid for by existing tenant. Manager shall contract for tenant finishing work required under leases executed by Owner after the Conversion Date as defined in Section 2.1 of the Building Loan Agreement. Any sums payable by tenants to Manager for supervision of such work shall be in addition to, and not in lieu of, the fees otherwise due to Manager under this Agreement; provided, however, that the payment of such a fee by a tenant to Manager may not be subsidized by another lease consession granted by Owner to the tenant if the effect of such a concession would be to otherwise reduce Manager's fees hereunder.

                                  ARTICLE III

                                     TERM

      Section 3.1 Term. The term of this Agreement shall commence on the execution of this Agreement (the "Commencement Date"), and shall expire on the fifteenth (15th) anniversary of the date the first certificate of occupancy permitting occupancy of the residential portion of the Buildings is issued, unless this Agreement is sooner terminated pursuant to Section 3.2 hereof. Notwithstanding the foregoing sentence, Manager acknowledges that the term of this Agreement may be limited by law upon the conversion of all or a portion of the Buildings to condominium or cooperative status and that, in such event, the term of this Agreement (or, if permitted by applicable law, only the term of this Agreement as it pertains to the converted portion of the Buildings) shall automatically expire on the latest date permitted by applicable law at such time (but subject to the expiration date set forth in the first sentence of this Section). In the event it is necessary or advisable for Owner (as declarant of the condominium or cooperative regime or as the controlling unit owner therein) to terminate this Agreement upon or following the creation of such a regime and in connection with such creation, Owner shall immediately enter into a new management agreement with Manager if so permitted by applicable law and as identical as is possible to this Agreement for the maximum term permissible (but subject to the expiration date set forth in the first sentence of this Section). Within ten (10) days after the expiration or earlier termination of this Agreement, Manager shall deliver to Owner all books, records and materials relating to the residential portion of the Premises.

            Section 3.2 Termination for Cause. During the term of this Agreement, this Agreement may be terminated by Owner for cause, as "cause" is hereafter defined. In the event that Owner believes there is cause for the termination of this Agreement, Owner shall deliver written notice to Manager specifying which of the items enumerated below constitutes cause for the termination of this Agreement. This Agreement shall terminate thirty (30) days after delivery of such written notice to Manager if Manager fails to cure the item specified within such period, except that such thirty (30) day period shall be extended if a cure is not

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possible within such period but is possible within a reasonable period and
Manager commences such cure and thereafter prosecutes it diligently to completion. "Cause" for termination by Owner shall include the continuation of any of the following beyond the aforesaid grace period.

            (a) Default shall be made in the performance or observance by Manager of any covenant, condition or term in this Agreement;

            (b) Manager shall fail to exercise the level of managerial skill, knowledge and judgment required for the operation of a major residential building;

            (c) Manager shall engage in conduct constituting fraud, breach of its fiduciary obligations, or misappropriation of funds;

            (d) Manager shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, re-adjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to or fail reasonably to oppose any such proceeding, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by Manager in furtherance of any of the aforesaid purposes;

            (e) A decree or order by a court of competent jurisdiction shall have been entered adjudging Manager bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Manager under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Manager or a substantial part of its property, or the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force, undischarged and unstayed for a period of ninety (90) days;

            (f) Developer shall become a Defaulting Venturer (as defined in the Joint Venture Agreement) and shall remain a Defaulting Venturer beyond the expiration of any applicable grace period;

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            (g) Subject to the provisions of Section 3.1 and if the third-party elects to terminate this Agreement, Owner shall sell the residential portion of the Premises to a third-party which is not an "Affiliate" (as defined in the Joint venture Agreement) of Owner and any of its partners in an arm's-length transaction;

            (h) Crow-Pennsylvania Avenue Limited Partnership ("Crow-PA") is a joint venturer in Market Square Associates, Market Square Associates is the sole (or managing) general partner of Owner, and (i) Owner is in default (beyond the expiration of any applicable notice and/or grace period) under the terms of the loan documents of even date herewith between Owner and DIHC Finance Corporation for any reason which is the fault of Crow-PA (as opposed to being the fault of DIHC Market Square, Inc.) or (ii) there is a default (beyond the expiration of any applicable notice and/or grace period) under the terms of that certain Guaranty of completion, of even date herewith, for the benefit of DIHC Finance Corporation, DIHC Market Square, Inc., and Market Square Associates;

            (i) The indirect interest of Crow-PA in Owner shall be less than five percent (5%). For example (and not by limitation), if the direct interest of Crow-PA in Market Square Associates is 7.14%, and the direct interest of Market Square Associates in Owner is 70%, then said indirect interest shall be deemed to be 5% and any further dilution of Crow-PA's interest in Market Square Associates shall result in a lesser indirect interest in Owner.

            Nothwithstanding anything to the contrary set forth in the preamble of this Section 3.2, no cure period shall be afforded for defaults under Section 3.2(c) (except for breach of fiduciary duty not constituting fraud or misappropriation of funds) and the only cure period for defaults under Section 3.2(e) shall be the period specified therein.

            In the event of any dispute between the partners in the general partner in Owner or between DIHC Market Square, Inc. and Manager as to whether or not Owner has "cause" to terminate this Agreement pursuant to the provisions of this Section 3.2, such dispute shall be determined by arbitration pursuant to
Article VI hereof.

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            Section 3.3 Payment to Manager in Event of Termination. In the event this Agreement is terminated under Section 3.2 hereof, Manager shall be entitled only to that portion of the management fee earned pursuant to Article IV of this Agreement through the date of such termination, in full satisfaction of Owner's obligation to Manager under this Agreement.

                                  ARTICLE IV

                                 COMPENSATION

            Section 4.1. Management Fee. (a) During the term of this Agreement, if the residential units are operated on a rental basis, Owner shall pay Manager monthly in arrears on the last day of each month a residential management fee equal to four percent (4%) of all residential rents and forfeited residential security deposits collected by it during that month. Upon receipt of the fee, Manager shall promptly pay DIHC Management Corporation 12.5% of such amount as a consulting fee. If the residential units are operated on a condominium or cooperative basis, Owner shall pay Manager a monthly fee based on then-current market rates for such services as they may mutually agree (or as may be determined by arbitration as set forth below if allowed by law).

            (b) The fee set forth in Section 4.1(a) shall be unchanged for the first twelve and one-half (12-1/2) years of the term hereof. In the event Manager desires to increase said fee at that time, Manager shall give Owner thirty (30) days notice of the increase requested and evidence of the then current market rates justifying said increase. In the event Owner denies or fails to approve the requested increase within the thirty (30) day period, then the increase shall be deemed denied and Manager may resign as managing agent at any time. In the event Owner approves the requested increase, the increased fee(s) shall be effective as of the date requested by Manager.

                                  ARTICLE V

                                MISCELLANEOUS

            Section 5.1 Use and Maintenance of Premises. Manager agrees to use best efforts not to permit the use of the residential portion of the Premises for any purpose which might void any policy of insurance held by Owner or Manager or render any loss thereunder uncollectible, or which would be in violation of any law, ordinance, bylaw or governmental or other restrictions. It shall be the duty of Manager at all times during the term of this Agreement to operate and maintain the residential portion of the Premises in a first-class manner consistent with the expressed plan of Owner and the budgetary constraints set by Owner. Full compliance by the residential tenants with the terms and conditions of their

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respective leases shall be pursued, and to this end, Manager shall see that all residential tenants are informed with respect to rules, regulations and notices contained therein. Manager shall be expected to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

            Section 5.2 Separation of Owner's Moneys. Owner shall establish and maintain a bank account at a financial institution in the Baltimore, Maryland or Washington, D.C. metropolitan areas of Owner's choosing for the deposit of all revenues arising out of the residential portion of the Premises (the "Depository Account"). Manager shall promptly deposit all (the "Depository Account"). Manager shall promptly deposit all revenues, as same are collected, in the Depository Account and only the authorized representatives of Owner shall be able to withdraw funds from the Depository Account. Manager shall establish and maintain an additional account at a financial institution in the Baltimore, Maryland or Washington, D.C. metropolitan areas of Owner's choosing for the purpose of maintaining those funds necessary to the operation of the residential portion of the Premises (the "Operating Account"). Owner shall from time to time, upon the advice of Manager, deposit into the Operating Account sufficient funds to cover the cost and expense of the maintenance and operation of the residential portion of the Premises. Funds may be withdrawn from the Operating Account upon the signature of duly authorized representatives of Manager or Owner. Manager shall not deposit in the Depository Account or Operating Account any funds belonging to Market Square Associates or any person or entity other than Owner and shall not commingle funds between Owner, Market Square Associates, or any other person or entity.

            Section 5.3 Expenses of Manager. Owner shall reimburse Manager for direct expenses of manager incurred solely on account of the residential portion of the Premises for the payment of any proper obligation or necessary expense connected with the maintenance and operation of the residential portion of the Premises, including the wages, salary and other compensation of any approved full-time on-site property manager(s), all reasonable costs incurred in the operation of a residential management office in the Building, including office rental, personnel positions, supplies, postage, equipment and telephone, and all travel and entertainment costs reasonably incurred by Manger related to its management services. As a consultant, DIHC Management Corporation shall also be entitled to reimbursement by Owner of its reasonable travel costs incurred in connection with the Premises. All payments to be made by Manager hereunder shall be made by check drawn on the Operating account, except for petty cash items not exceeding Two Hundred Dollars ($200.00), which may be paid from a fund to be maintained by Manager for such purposes. Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums except out of funds held in the Operating Account, nor shall Manager be obligated to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge thereof will be provided. Any reimbursement to Manager hereunder shall be in addition to, and not in lieu of, Manager's fees under Article IV hereof.

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            Section 5.4 Bond. Manager shall furnish, at the expense of Manager, a fidelity bond with a commercial surety satisfactory to Owner, in the penal amount and form approved by Owner, conditioned upon the faithful accounting for funds of Owner collected or received by Manager.

            Section 5.5 Notices. All notices, demands, requests or other similar communications required or permitted hereunder shall be deemed delivered when received if sent by hand delivery (or overnight courier) or if deposited in the United States certified or registered mail, return receipt requested, postage prepaid, and addressed to the respective parties at the addresses specified below, or at such other address as they shall each specify in a notice addressed and mailed as hereinabove set forth:

            To Owner:                     c/o DIHC Market Square, Inc.
                                          200 Galleria Parkway, N.W.
                                          Suite 2000
                                          Atlanta, Georgia 30339
                                          Attn: Mr. Charles W. Strawser, Jr.

            with a copy to:               DIHC Management Corporation
                                          200 Galleria Parkway, N.W.
                                          Suite 2000
                                          Atlanta, Georgia 30339
                                          Attn: Mr. Charles W. Strawser, Jr.

            To Manager:                   c/o Trammell Crow Company
                                          1001 30th Street, N.W.
                                          Suite 500
                                          Washington, D.C. 20007
                                          Attn: Mr. T. Christopher Roth

            with copies to:               Mr. J. McDonald Williams
                                          Trammell Crow Company
                                          3500 LTV Tower
                                          2001 Ross Avenue
                                          Dallas, Texas 75201

            and to:                       William E. Sudow, Esq.
                                          Jones, Day, Reavis & Pogue
                                          655 15th Street, N.W.
                                          Washington, D.C. 20005

            All notices from Owner relating to an alleged default hereunder shall contain the following language: "A default by manager under the Agreement would constitute an Event of Default under the Joint Venture Agreement of Market Square Associates by Crow-Pennsylvania Avenue Limited Partnership."

            Section 5.6 Entire Agreement. This Agreement constitutes the entire agreement between owner and Manager relating in any manner to the subject matter of this Agreement. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements herein cannot be altered, changed or supplemented except in writing signed by Owner and Manager.

            Section 5.7 Governing Law. This Agreement is made pursuant to, and all of the rights and obligations of the parties hereto and all of the terms and conditions herein shall be construed in accordance with and governed by, the laws of the District of Columbia.

            Section 5.8 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause a provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

            Section 5.9 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

            Section 5.10 Assignment by Manager. The rights and obligations of Manager hereunder shall not be assignable without the prior written consent of Owner.

            Section 5.11 Subordination. This Agreement and all fees due from Owner to Manager pursuant hereto shall be subject and subordinate in all respects to (a) any mortgage or deed of trust upon the residential portion of the Premises or any portion thereof and (b) any collateral assignment of rents due under the leases of space in any improvements on the residential portion of the Premises given to any lender to secure a loan the proceeds of which were used, directly or indirectly, in connection with the residential portion of the Premises. This provision shall be self-executing but Manager shall, upon request, execute such instruments as may reasonably be requested by Owner or any such mortgagee or lender to evidence such subordination.

            Section 5.12 Exculpation. Anything in this Agreement to the contrary notwithstanding, Manager accepts and agrees that each of the covenants, undertakings and agreements herein made on the part of Owner, while in the form purporting to be covenants, undertakings and agreements of Owner, are, nevertheless, made and intended not as personal covenants, undertakings and agreements by its partners or the partners therein or for the purpose of binding its partners personally or the assets of its partners but are made and intended for the purpose of binding only its partners' interests, or the interests of the partners therein, in the assets of Owner and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against the partners of Owner or the partners therein or their respective heirs, legal representatives, successors and assigns on account of this Agreement or on account of any covenant, undertaking or agreement of Owner and its partners in this document contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Manager, and Manager further agrees not to seek or enforce any judgments (including but not limited to specific performance, deficiency judgments, and any and all other judgments) obtained against Owner or against its partners or the partners therein beyond the interests of the partners in the assets of Owner.

            Section 5.13 Indemnity. To the extent not covered by Owner's insurance, Manager shall indemnify Owner and save it harmless from and against all claims, losses and liabilities arising out of damage to property, or injury to, or death of persons (including the property and persons of the parties hereto, and their agents, subcontractors and employees) occasioned by or in connection with the gross negligence or willful misconduct of Manager or Manager's employees or subcontractor's and all costs, fees and reasonable attorneys' expenses in connection therewith.

            Section 5.14 Waivers. No delay or omission by either party in exercising any right or power accruing upon the non-compliance or failure of performance by the other party hereto of any provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements hereof to be performed by the other must be in writing and signed by the party who is waiving such covenants, conditions or agreements.

                                  ARTICLE VI

                                  ARBITRATION

            Section 6.1 Whenever in this Agreement it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person it proposes to act as arbitrator. If the second party fails to notify the first party of its choice of arbitrator as aforesaid by the time above specified, then the first party shall select the arbitrator to determine the dispute. If the first party does not object to the arbitrator proposed by the second party within ten (10) days after notice is given of such nomination, the arbitrator proposed by the second party shall determine the dispute. If the first party rejects the proposed arbitrator during said period and if they cannot agree upon said appointment, an arbitrator shall be appointed upon their application or upon the application of either party by the Chief Judge of the District of Columbia Court of Appeals. The arbitrator shall decide the dispute and tender a written decision to the parties within thirty (30) days after his or her appointment. A decision shall be binding and conclusive upon the parties and judgment thereon may be entered in any court having jurisdiction thereof.

            Section 6.2 In designating an arbitrator and in deciding the dispute, the arbitrator shall act in accordance with the rules then in force of the American Arbitration Association (or any successor thereto), subject, however, to such limitations or directions as may be placed upon him or her by the provisions of this Agreement. Each party shall pay the fees and expenses of its respective attorneys and both shall share equally the fee and expenses of the arbitrator as well as any fees payable to the American Arbitration Association or its successor. No arbitrator shall be a person who is or has been a director, officer, shareholder, partner, associate, employee or other principal of either party. The arbitrator shall consider all testimony and documentary evidence which may be presented at any hearing as well as relevant facts and data which he or she may discover by investigation and inquiry outside of such hearings. Each party shall have the right to be represented by counsel and to cross examine witnesses.

            Section 6.3 An arbitration to determine whether or not Owner has "cause" to terminate this Agreement under Section 3.2 hereof shall be submitted to an arbitrator who has had at least ten (10) years experience in the management of multi-story residential buildings in the District of Columbia.

            Section 6.4 The obligation of the parties to submit a dispute to arbitration is limited to disputes arising under those Articles of this Agreement which specifically provide for arbitration.

                              MANAGER:

                              CROW-WASHINGTON OFFICE
                                 MANAGEMENT COMPANY, INC.

                              By: /s/ T.C. Roth               (Seal)
                                  ----------------------------
                                  T. Christopher Roth
                                  Vice President

                              OWNER:

                              AVENUE ASSOCIATES LIMITED PARTNERSHIP

                              By:   MARKET SQUARE ASSOCIATES

                                    By:   CROW-PENNSYLVANIA AVENUE
                                            LIMITED PARTNERSHIP

                                          By: CROW-WASHINGTON CBD
                                                DEVELOPMENT
                                                CORPORATION

                                          By: /s/ T.C. Roth
                                             ----------------------------
                                             T. Christopher Roth
                                             Vice President
                                             (Seal)

                                          By: DIHC MARKET SQUARE, INC.

                                          By: /s/ T.C. Roth
                                             ----------------------------
                                             Herman A. Vonhof
                                             President
                                             (Seal)

ACKNOWLEDGED AND AGREED:
DIHC MANAGEMENT CORPORATION

By:    /s/ C.W. Strawser        (Seal)
      --------------------------
      Charles W. Strawser, Jr.
      Senior Vice President